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                                  EXHIBIT 16.3




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[LOGO]PRICE o BEDNAR LLP
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A Regional Accounting, Tax and Consulting Firm         Fifteen East Fifth Street
                                                                      Suite 2200
                                                                 Tulsa, Oklahoma
                                                                      74103-4300
                                                                  (918) 584-4843
                                                              fax (918) 584-4838

July 28, 1997

Securities and Exchange Commission
459 Fifth Street
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Tengasco in Form SB-2, which we understand will be filed with the Commission, with respect to the change in accountants from our firm to Charles M. Stivers. We agree with the statements concerning our firm in such Form SB-2.

Very truly yours,

/s/ Price Bednar LLP




                  Tulsa o Oklahoma City o Denver o Los Angeles